EXHIBIT 24
Power of Attorney
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Matt Ralls or William H. Wells, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ W. MATT RALLS	President, Chief Executive Officer and Director	March 2, 2009
(W. Matt Ralls)

/s/ R. G. CROYLE	Director	March 2, 2009
(R. G. Croyle)

/s/ WILLIAM T. FOX III	Director	March 2, 2009
(William T. Fox III)

/s/ SIR GRAHAM HEARNE	Director	March 2, 2009
(Sir Graham Hearne)

/s/ JOHN R. HUFF	Director	March 2, 2009
(John R. Huff)

/s/ ROBERT E. KRAMEK	Director	March 2, 2009
(Robert E. Kramek)

/s/ FREDERICK R. LAUSEN	Director	March 2, 2009
(Frederick R. Lausen)

/s/ HENRY E. LENTZ	Chairman of the Board	March 2, 2009
(Henry E. Lentz)

/s/ LORD MOYNIHAN	Director	March 2, 2009
(Lord Moynihan)

/s/ P. DEXTER PEACOCK	Director	March 2, 2009
(P. Dexter Peacock)

/s/ JOHN J. QUICKE	Director	March 2, 2009
(John J. Quicke)